Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports FIRST Quarter 2021 RESULTS

Reconfirming All 2021 Financial Guidance Targets

Q1 2021 Revenue Growth up 3.1% Year-Over-Year; Best Quarterly Organic Result since Q3 2019

Continued Commitment to Shareholder Remuneration with $15 Million Returned in Q1 2021

DENVER--(May 5, 2021) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended March 31, 2021.

Financial Results:

First quarter 2021 financial results:

•	Total revenue was $253.1 million and total non-GAAP adjusted revenue was $236.7 million.
•	GAAP operating income was $31.4 million, or 12.4% of total revenue, and non-GAAP operating income was $40.2 million, or 17.0% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.61 and non-GAAP EPS was $0.82.
•	Cash flows used in operations were ($2.8) million, with a non-GAAP free cash flow deficit of ($11.0) million.

Shareholder Returns:

•	In March 2021, CSG declared its quarterly cash dividend of $0.25 per share of common stock, or a total of approximately $8 million, to shareholders.
•	During the first quarter of 2021, CSG repurchased under its stock repurchase program, approximately 142,000 shares of its common stock for approximately $7 million.

“CSG got off to a very good start in Q1 with revenue and adjusted revenue up 3.1% and 4.1% year-over-year, respectively, representing our best quarterly organic revenue growth results since Q3 2019,” said Brian Shepherd, President and Chief Executive Officer of CSG. “We believe these solid first quarter results show that we are building a strong CSG, one that puts customer success before our own ambitions. As a result, we are pleased to reconfirm our 2021 financial targets. Looking ahead, we remain well positioned to lengthen and strengthen our relationships with existing customers, accelerate our growth and diversify our revenue base.”

CSG Systems International, Inc.

May 5, 2021

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
			Percent
	2021	2020	Changed
GAAP Results:
Revenue	$253,119	$245,617	3.1%
Operating Income	31,377	33,159	(5.4%)
Operating Margin Percentage	12.4%	13.5%
EPS	$0.61	$0.66	(7.6%)
Non-GAAP Results:
Adjusted Revenue	$236,669	$227,293	4.1%
Operating Income	40,207	42,154	(4.6%)
Adjusted Operating Margin Percentage	17.0%	18.5%
EPS	$0.82	$0.87	(5.7%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the first quarter of 2021 was $253.1 million, a 3.1% increase when compared to revenue of $245.6 million for the first quarter of 2020, and a 2.8% decrease when compared to revenue of $260.5 million for the fourth quarter of 2020.  The sequential quarterly decrease can be mainly attributed to the higher level of revenue CSG typically experiences in the fourth quarter of the year from strong software and professional services revenue.  The year-over-year increase in revenue can be mainly attributed to the continued growth of our revenue management solutions along with a strong quarter of professional services revenue.

GAAP operating income for the first quarter of 2021 was $31.4 million, or 12.4% of total revenue, compared to $33.2 million, or 13.5% of total revenue, for the first quarter of 2020, and $23.7 million, or 9.1% of total revenue, for the fourth quarter of 2020.  GAAP operating income for the first quarter of 2020 benefited from a mark-to-market reduction in a compensation liability, that resulted from the unexpected and steep decline in the stock market in that quarter, and fourth quarter of 2020 was negatively impacted by executive transition costs of $11.2 million.

GAAP EPS for the first quarter of 2021 was $0.61, as compared to $0.66 for the first quarter of 2020, and $0.41 for the fourth quarter of 2020, with the fourth quarter of 2020 GAAP EPS primarily due to lower operating income, discussed above.

Non-GAAP Results:  Non-GAAP adjusted revenue for the first quarter of 2021 was $236.7 million, a 4.1% increase when compared to non-GAAP adjusted revenue of $227.3 million for the first quarter of 2020, and a 2.7% decrease when compared to $243.2 million for the fourth quarter of 2020.  The fluctuations in non-GAAP adjusted revenue between periods are primarily due to the factors discussed above.

CSG Systems International, Inc.

May 5, 2021

Non-GAAP operating income for the first quarter of 2021 was $40.2 million, or 17.0% of total non-GAAP adjusted revenue, compared to $42.2 million, or 18.5% of total non-GAAP adjusted revenue for the first quarter of 2020, and $43.0 million, or 17.7% of total non-GAAP adjusted revenue for the fourth quarter of 2020.

Non-GAAP EPS for the first quarter of 2021 was $0.82 compared to $0.87 for the first quarter of 2020, and $0.90 for the fourth quarter of 2020.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of March 31, 2021 were $205.1 million compared to $240.3 million as of December 31, 2020. CSG had net cash flows used in operations for the first quarters ended March 31, 2021 and 2020 of ($2.8) million and ($7.2) million, respectively, and had non-GAAP free cash flow deficits of ($11.0) million and ($12.0) million, respectively.  Cash flows for the first quarters of 2021 and 2020 were negatively impacted by the timing of key customer payments, totaling approximately $26 and $33 million, respectively, that were delayed and received shortly after quarter-end, and the payment of year-end accrued employee incentive compensation.

Summary of 2021 Financial Guidance

CSG is reaffirming its financial guidance for the full year 2021, as follows:

GAAP Measures:
Revenue	$995 - $1,035 million
Operating Margin Percentage	12.2% - 12.7%
EPS	$2.30 - $2.53
Cash Flows from Operating Activities	$135 - $155 million
Non-GAAP Measures:
Adjusted Revenue	$922 - $954 million
Adjusted Operating Margin Percentage	16.25% - 16.75%
EPS	$3.02 - $3.24
Adjusted EBITDA	$212 - $222 million
Free Cash Flow	$110 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 5, 2021 at 5:00 p.m. EDT, to discuss CSG’s first quarter results for 2021.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 1-833-508-4355 and ask the operator for the CSG Systems International conference call.

CSG Systems International, Inc.

May 5, 2021

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, Maximus, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG’s business may be disrupted and its results of operations and cash flows adversely affected by the COVID-19 pandemic;
•	CSG derives over forty percent of its revenue from its two largest customers;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

May 5, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$150,609	$188,699
Short-term investments	54,539	51,598
Total cash, cash equivalents and short-term investments	205,148	240,297
Settlement assets	108,578	149,785
Trade accounts receivable:
Billed, net of allowance of $3,718 and $3,628	247,025	226,623
Unbilled	40,789	37,785
Income taxes receivable	2,421	2,167
Other current assets	39,047	41,688
Total current assets	643,008	698,345
Non-current assets:
Property and equipment, net of depreciation of $110,797 and $105,073	81,944	81,759
Operating lease right-of-use assets	106,173	110,756
Software, net of amortization of $143,662 and $139,836	25,585	26,453
Goodwill	273,265	272,322
Acquired customer contracts, net of amortization of $107,846 and $105,778	46,273	48,012
Customer contract costs, net of amortization of $42,802 and $39,893	47,334	47,238
Deferred income taxes	9,892	10,205
Other assets	41,007	36,910
Total non-current assets	631,473	633,655
Total assets	$1,274,481	$1,332,000
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of $3,119 and zero	$241,881	$14,063
Operating lease liabilities	23,309	22,651
Customer deposits	32,565	39,992
Trade accounts payable	32,949	29,834
Accrued employee compensation	71,120	86,289
Settlement liabilities	107,023	148,819
Deferred revenue	55,840	52,357
Income taxes payable	5,797	6,627
Other current liabilities	17,249	19,383
Total current liabilities	587,733	420,015
Non-current liabilities:
Long-term debt, net of unamortized discounts of $1,017 and $5,346	107,733	337,154
Operating lease liabilities	91,028	95,926
Deferred revenue	15,505	17,275
Income taxes payable	2,467	2,436
Deferred income taxes	11,569	5,109
Other non-current liabilities	30,731	31,690
Total non-current liabilities	259,033	489,590
Total liabilities	846,766	909,605
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,963 and 32,713 shares outstanding	704	700
Additional paid-in capital	471,364	470,557
Treasury stock, at cost; 36,122 and 35,980 shares	(900,644)	(894,126)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	7	13
Cumulative foreign currency translation adjustments	(31,506)	(31,151)
Accumulated earnings	887,790	876,402
Total stockholders' equity	427,715	422,395
Total liabilities and stockholders' equity	$1,274,481	$1,332,000

CSG Systems International, Inc.

May 5, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2021	March 31, 2020
Revenue	$253,119	$245,617

Cost of revenue (exclusive of depreciation, shown separately below)	133,542	131,206
Other operating expenses:
Research and development	32,212	30,337
Selling, general and administrative	48,815	44,384
Depreciation	6,113	5,565
Restructuring and reorganization charges	1,060	966
Total operating expenses	221,742	212,458
Operating income	31,377	33,159
Other income (expense):
Interest expense	(3,592)	(4,213)
Amortization of original issue discount	(772)	(730)
Interest and investment income, net	124	529
Other, net	(555)	(69)
Total other	(4,795)	(4,483)
Income before income taxes	26,582	28,676
Income tax provision	(6,951)	(7,162)
Net income	$19,631	$21,514

Weighted-average shares outstanding:
Basic	31,844	31,994
Diluted	32,146	32,358

Earnings per common share:
Basic	$0.62	$0.67
Diluted	0.61	0.66

CSG Systems International, Inc.

May 5, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net income	$19,631	$21,514
Adjustments to reconcile net income to net cash used in operating activities -
Depreciation	6,113	5,565
Amortization	10,737	10,788
Amortization of original issue discount	772	730
Asset impairment	102	259
(Gain)/loss on short-term investments and other	15	(85)
Deferred income taxes	6,508	9,310
Stock-based compensation	5,395	4,857
Subtotal	49,273	52,938
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(23,874)	(23,304)
Other current and non-current assets and liabilities	(999)	(8,452)
Income taxes payable/receivable	(1,022)	(3,092)
Trade accounts payable and accrued liabilities	(28,101)	(32,455)
Deferred revenue	1,914	7,152
Net cash used in operating activities	(2,809)	(7,213)

Cash flows from investing activities:
Purchases of software, property and equipment	(8,239)	(4,822)
Purchases of short-term investments	(32,304)	(16,037)
Proceeds from sale/maturity of short-term investments	29,340	18,670
Acquisition of and investments in business, net of cash acquired	(648)	(9,991)
Net cash used in investing activities	(11,851)	(12,180)

Cash flows from financing activities:
Proceeds from issuance of common stock	619	564
Payment of cash dividends	(8,635)	(8,277)
Repurchase of common stock	(11,738)	(13,876)
Payments on long-term debt	(2,813)	(1,875)
Net cash used in financing activities	(22,567)	(23,464)
Effect of exchange rate fluctuations on cash	(863)	(5,947)

Net decrease in cash and cash equivalents	(38,090)	(48,804)

Cash and cash equivalents, beginning of period	188,699	156,548
Cash and cash equivalents, end of period	$150,609	$107,744

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$5,661	$6,194
Income taxes	1,468	857

CSG Systems International, Inc.

May 5, 2021

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2021		December 31, 2020		March 31, 2020
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Comcast	$53,454	21%	$54,845	21%	$52,679	21%
Charter	53,382	21%	54,121	21%	50,712	21%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Broadband/Cable/Satellite	57%	56%	58%
Telecommunications	18%	22%	17%
All other	25%	22%	25%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Americas	86%	84%	88%
Europe, Middle East and Africa	10%	12%	9%
Asia Pacific	4%	4%	3%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

May 5, 2021

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 5, 2021

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Executive transition costs	—	X	X	X
Acquisition-related expenses:	—	X	X	X
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to customers under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services customer contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to the departure of CSG’s former CEO under the terms of his separation agreement.  These costs were primarily recognized during the third and fourth quarters of 2020 (the CEO’s remaining term) and were not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 5, 2021

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 5, 2021

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended March 31,
	2021	2020
GAAP revenue	$253,119	$245,617
Less: Transaction fees	(16,450)	(18,324)
Non-GAAP adjusted revenue	$236,669	$227,293

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31,
	2021	2020
GAAP operating income	$31,377	$33,159
Restructuring and reorganization charges (1)	1,060	966
Executive transition costs	55	-
Acquisition-related expenses:
Amortization of acquired intangible assets	2,241	3,051
Transaction-related costs	79	53
Stock-based compensation (1)	5,395	4,925
Non-GAAP operating income	$40,207	$42,154

Non-GAAP adjusted revenue	$236,669	$227,293
Non-GAAP adjusted operating margin percentage	17.0%	18.5%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

CSG Systems International, Inc.

May 5, 2021

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2021		March 31, 2020
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$19,631	$0.61	$21,514	$0.66
GAAP income tax provision (2)	6,951		7,162
GAAP income before income taxes	26,582		28,676
Restructuring and reorganization charges (1)	1,060		966
Executive transition costs	55		-
Acquisition-related costs:
Amortization of acquired intangible assets	2,241		3,051
Transaction-related costs	79		53
Stock-based compensation (1)	5,395		4,925
Amortization of OID	772		730
Non-GAAP income before income taxes	36,184		38,401
Non-GAAP income tax provision (2)	(9,770)		(10,176)
Non-GAAP net income	$26,414	$0.82	$28,225	$0.87
(2)

For the quarters ended March 31, 2021 and 2020 the GAAP effective income tax rates were approximately 26% and 25%, respectively, and the non-GAAP effective income tax rate was approximately 27% for both periods.

(3)	The outstanding diluted shares for the quarters ended March 31, 2021 and 2020 were 32.1 million and 32.4 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2021	2020
GAAP net income	$19,631	$21,514
GAAP income tax provision	6,951	7,162
Interest expense (4)	3,592	4,213
Amortization of OID	772	730
Interest and investment income and other, net	431	(460)
GAAP operating income	31,377	33,159
Restructuring and reorganization charges (1)	1,060	966
Executive transition costs	55	-
Acquisition-related expenses:
Amortization of acquired intangible assets (5)	2,241	3,051
Transaction-related costs	79	53
Stock-based compensation (1)	5,395	4,925
Amortization of other intangible assets (5)	3,336	3,285
Amortization of customer contract costs (5)	4,722	4,026
Depreciation	6,113	5,565
Non-GAAP adjusted EBITDA	$54,378	$55,030
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	23%	24%

CSG Systems International, Inc.

May 5, 2021

(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended
	March 31,
	2021	2020
Amortization of acquired intangible assets	$2,241	$3,051
Amortization of other intangible assets	3,336	3,285
Amortization of customer contract costs	4,722	4,026
Amortization of deferred financing costs	438	426
Total amortization	$10,737	$10,788

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2021	2020
Net cash used in operating activities	$(2,809)	$(7,213)
Purchases of software, property and equipment	(8,239)	(4,822)
Non-GAAP free cash flow	$(11,048)	$(12,035)

Non-GAAP Financial Measures – 2021 Financial Guidance

Refer to the “Non-GAAP Financial Measures – 2021 Financial Guidance” in Exhibit 2 to CSG’s earnings release dated February 3, 2021, which can be found on the Investor Relations page of CSG’s website at csgi.com for the reconciliation of our 2021 financial guidance.